Exhibit 99.1

 Exhibit 99.1

Harte Hanks Generates 12% Revenue Growth, Delivers $0.39 in EPS for the First Quarter of 2022

Net Income Improves by $5 Million

with Growth Across the Business

Chelmsford, Massachusetts – May 12, 2022 -- Harte Hanks, Inc. (NASDAQ: HHS), a global customer experience company, today announced financial results for the first quarter, the period ended March 31, 2022.

First Quarter Financial Highlights

●	Revenues improved by 12% to $49.0 million, compared to $43.8 million in the same period in the prior year.
●	Growth was broad-based, with revenue for each segment increasing, led by 28% growth in Fulfillment & Logistics services and 7% growth in Customer Care.
●	Diluted EPS of $0.39 for the first quarter of 2022 vs. $(0.28) for the same period in the prior year.
●	Operating income of $3.9 million, compared to an operating loss of $0.9 million in the same period in the prior year.
●	Net income of $3.3 million, compared to a net loss of $1.8 million in the same period in the prior year.
●	EBITDA improved to $4.5 million compared to negative $0.2 million in the same period in the prior year.[1]

Segment Highlights

●

Customer Care, $17.8 million in revenue, 36% of total - Revenue increased by 7.2%, or $1.2 million, from the prior year quarter and year-over-year EBITDA improved to $3.5 million from $2.6 million. New business wins for the quarter included:

o

A premium television network expanded its existing services with Harte Hanks Customer Care, from event based to ongoing steady state work. Consistent delivery by Harte Hanks’ Philippines team led to high levels of customer satisfaction and contributed to the client’s decision to expand their services.

o

An existing Fulfillment & Logistics client experienced a production issue with a consumer product and hired Harte Hanks to respond to its customers concerns and facilitate returns. Within a week’s notice, Harte Hanks Customer Care hired and onboarded over 200 agents to proactively engage with our clients' consumers.

1 EBITDA is a non-GAAP financial measure. See “Supplemental Non-GAAP Financial Measures” below.  EBITDA is also the Company’s measure of segment profitability.

●

Fulfillment & Logistics Services, $18.4 million in revenue, 38% of total - Revenue increased by 28.4%, or $4.1 million, compared to the prior year quarter; and year-over-year EBITDA improved to $2.4 million from $1.2 million. New business wins for the quarter included:

o	A large nutritional CPG partner engaged Harte Hanks to fulfill and distribute custom sample kits of their top selling nutritional drinks to key consumer demographics.

o

A growing eCommerce alternative to Amazon hired Harte Hanks to manage all Middle Mile freight for dozens of top selling brands. Harte Hanks was selected to manage this multi-million-dollar account based on our competitive pricing, technology platform, and comprehensive customer service.

●

Marketing Services, $12.9 million in revenue, 26% of total - Revenue increased by 0.4% or $46,000 compared to the prior year quarter and year-over-year EBITDA improved to $1.5 million from $0.6 million. New business wins for the quarter included:

o

A targeted healthcare marketing platform for the Pharma/OTC industry selected Harte Hanks and our Data Solutions team to secure and enhance targeted lists with a wide array of health conditions to enable our client to provide disease-state and therapy-specific educational content that powers more productive patient-physician dialogues at every step of the patient journey.

o

A global technology manufacturer chose Harte Hanks to utilize its proprietary knowledge to expand the audience of customers and prospects in North America demonstrating Intent-to-purchase. Using our expertise, Harte Hanks identifies individuals as they search for products and services on the internet to help manufacturers deliver “on target” product messaging. Harte Hanks was selected because of its skill in a wide variety of data and predictive modeling solutions which are needed to execute targeted campaigns.

Harte Hanks CEO, Brian Linscott, commented: “The new, streamlined Harte Hanks has developed clear differentiators and compelling solutions that are in demand from our top-tier customer base. The result is increased and diversified revenue by segment and customer, and a stable platform for long-term profitable growth. Our growing presence in the healthcare and consumer products verticals is driving incremental opportunities, enabling us to better utilize our existing capacity in Kansas City and Boston. Additionally, we continue to prove our expertise in Customer Care, as more and more customers rely on us to deliver unique solutions for their most valuable asset, their customers. We are increasingly confident that 2022 will be a year of bottom-line growth for Harte Hanks.”

“Our focus this year, in addition to growing our business and expanding our relationships with our customers, is improving our operating margins by fully taking advantage of our asset-lite operating model and investment in technology,” continued Mr. Linscott. “The initial results validate our strategy, with consistent and growing profitability including a $5.0 million positive swing in net income. Harte Hanks is now built for sustainable profitability, and we are working to leverage our platform to create lasting shareholder value.”

Consolidated First Quarter 2022 Results

First quarter revenues were $49.0 million, up 12.1% from $43.8 million in the first quarter of 2021. All three segments delivered year-over-year growth.

First quarter operating income was $3.9 million, compared to an operating loss of $0.9 million in the first quarter of 2021. The improvement resulted from the Company’s revenue increases and cost reduction efforts.

Net income for the quarter was $3.3 million, up from a net loss of $1.8 million in the first quarter last year. Income attributable to common stockholders for the first quarter was $2.8 million, or $0.40 per basic share and $0.39 per fully diluted share, compared to loss attributable to common shareholders of $1.9 million, or $(0.28) per basic and diluted share.

Balance Sheet and Liquidity

Harte Hanks ended the quarter with $12.2 million in cash, cash equivalents and restricted cash, compared to $15.1 million at December 31, 2021. At March 31, 2021, the Company had no short-term debt, $5 million in long-term debt and $51.3 million in outstanding long-term pension liability. On December 31, 2021, the Company had no short-term debt, $5 million in long-term debt and $52.5 million in outstanding long-term pension liability.

The company anticipates receiving a net operating loss (NOL) tax refund of $7.6 million in 2022 which will further enhance liquidity.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results today at 4:30 p.m. EST. Interested parties may access the webcast at https://www.webcaster4.com/Webcast/Page/2810/45439 or may access the conference call by dialing in the United States (844) 369-8770 or internationally (862) 298-0840.

A replay of the call can also be accessed via phone through May 26, 2022, by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 45439.

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract, and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world's premier brands including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe and Asia Pacific.

For more information visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 which was filed on March 21, 2022. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income (Loss)” as a measure useful to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net, income tax expense (benefit) and depreciation expense. The most directly comparable measure for EBITDA is Net Income (Loss). We believe EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including this non-GAAP financial measures. The Company believes that the presentation of this non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of this non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company’s measure of segment profitability.

Investor Relations Contact:

Rob Fink

FNK IR

HHS@fnkir.com

646-809-4048

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In thousands, except per share data	2022	2021
Revenues	$49,062	$43,754
Operating expenses
Labor	25,945	26,352
Production and distribution	13,991	11,269
Advertising, selling, general and administrative	4,633	4,121
Restructuring expense	—	2,198
Depreciation expense	599	698
Total operating expenses	45,168	44,638
Operating income (loss)	3,894	(884)
Other income
Interest expense, net	134	268
Other (income) expense, net	(39)	15
Total other income	95	283
Income (Loss) before income taxes	3,799	(1,167)
Income tax expense	454	591
Net income (loss)	3,345	(1,758)
Less: Preferred stock dividends	122	122
Less: Earnings attributable to participating securities	404	-
Income (loss) attributable to common stockholders	$2,819	$(1,880)

Earnings (Loss) per common share
Basic	$0.40	$(0.28)
Diluted	$0.39	$(0.28)

Weighted-average common shares outstanding
Basic	6,991	6,651
Diluted	7,286	6,651

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$9,652	$11,911
Restricted cash	2,559	3,222
Accounts receivable (less allowance for doubtful accounts of $314 at March 31, 2022 and $266 at December 31, 2021)	49,034	41,051
Unbilled accounts receivable	7,067	8,134
Contract assets	908	622
Prepaid expenses	2,614	1,948
Prepaid income tax and income tax receivable	6,791	7,456
Other current assets	1,229	1,031
Total current assets	79,854	75,375

Net property, plant and equipment	8,577	7,747
Right-of-use assets	20,298	22,142
Other assets	2,385	2,597
Total assets	$111,114	$107,861

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$19,647	$16,132
Accrued payroll and related expenses	4,274	7,028
Deferred revenue and customer advances	5,821	3,942
Customer postage and program deposits	6,167	6,496
Other current liabilities	2,903	2,291
Short-term lease liabilities	5,792	6,553
Total current liabilities	44,604	42,442

Long-term debt	5,000	5,000
Pensions liabilities - Qualified plans	26,476	27,359
Pension liabilities - Nonqualified plan	24,867	25,140
Long-term lease liabilities	17,728	19,215
Other long-term liabilities	3,287	3,697
Total liabilities	121,962	122,853

Preferred Stock	9,723	9,723

Stockholders’ deficit
Common stock	12,121	12,121
Additional paid-in capital	278,432	290,711
Retained earnings	814,439	811,094
Less treasury stock	(1,072,741)	(1,085,313)
Accumulated other comprehensive loss	(52,822)	(53,328)
Total stockholders’ deficit	(20,571)	(24,715)

Total liabilities, Preferred Stock and stockholders’ deficit	$111,114	$107,861

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
In thousands, except per share data	2022	2021
Net Income (loss)	$3,345	$(1,758)
Income tax expense	454	591
Interest expense, net	134	268
Other (income) expense, net	(39)	15
Depreciation expense	599	698
EBITDA	$4,493	$(186)

Operating income (loss)	$3,894	$(884)
Restructuring expense	-	2,198
Stock-based compensation	288	222
Adjusted operating income	$4,182	$1,536
Adjusted operating margin (a)	8.5%	3.5%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues.

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended March 31, 2022	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
	(In thousands)
2022
Revenues	$12,924	$17,742	$18,396	$—	$—	$49,062
Segment Operating Expense	$10,350	$13,560	$15,159	$—	$5,500	$44,569
Restructuring	$—	$—	$—	$—	$—	$—
Contribution margin (loss)	$2,574	$4,182	$3,237	$—	$(5,500)	$4,493
Shared Services	$1,113	$718	$851	$—	$(2,682)	$—
EBITDA	$1,461	$3,464	$2,386	$—	$(2,818)	$4,493
Depreciation	$102	$202	$202	$—	$93	$599
Operating income (loss)	$1,359	$3,262	$2,184	$—	$(2,911)	$3,894

Quarter ended March 31, 2021	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
	(In thousands)
2021
Revenues	$12,878	$16,544	$14,332	$—	$—	$43,754
Segment Operating Expense	$11,041	$13,074	$12,174	$—	$5,453	$41,742
Restructuring	$—	$—	$—	$2,198	$—	$2,198
Contribution margin (loss)	$1,837	$3,470	$2,158	$(2,198)	$(5,453)	$(186)
Shared Services	$1,255	$870	$941	$—	$(3,066)	$—
EBITDA	$582	$2,600	$1,217	$(2,198)	$(2,387)	$(186)
Depreciation	$151	$254	$167	$—	$126	$698
Operating income (loss)	$431	$2,346	$1,050	$(2,198)	$(2,513)	$(884)